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                                   EXHIBIT 3.1

                                     FORM OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         AFFILIATED MANAGERS GROUP, INC.

         AFFILIATED MANAGERS GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

         1. The name of the Corporation is Affiliated Managers Group, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 29, 1993.

         2. This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on November __, 1997 (as heretofore amended, the "Amended and Restated Certificate of Incorporation") and was duly adopted by the written consent of the stockholders of the Corporation, with written notice thereof having been given to all stockholders of the Corporation who have not given their written consent, if any, all in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL").

         3. The text of the Amended and Restated Certificate of Incorporation is hereby restated in its entirety to provide as herein set forth in full.


                                    ARTICLE I

                                      NAME

         The name of the Corporation is Affiliated Managers Group, Inc.



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                                   ARTICLE II

                                REGISTERED OFFICE

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

                                    PURPOSES

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                   ARTICLE IV

                                  CAPITAL STOCK

         The total number of shares of capital stock which the Corporation shall have the authority to issue is Forty Eight Million (48,000,000) shares, of which
(a) Five Million (5,000,000) shares shall be undesignated preferred stock, par value $.01 per share (the "Undesignated Preferred Stock"), and (b) Forty Three Million (43,000,000) shares shall be common stock, par value $.01 per share (the "Common Shares"), of which (i) Forty Million (40,000,000) shares shall be designated Voting Common Stock ("Common Stock") and (ii) Three Million (3,000,000) shares shall be designated Class B Non-Voting Common Stock ("Class B Common Stock"). As set forth in this Article IV, the Board of Directors or any authorized committee thereof is authorized from time to time to establish and designate one or more series of Undesignated Preferred Stock, to fix and determine the variations in the relative rights, preferences and powers as between the different series of Undesignated Preferred Stock in the manner hereinafter set forth in this Article IV, and to fix or alter the number of shares comprising any such series and the designation thereof to the fullest extent permitted by law.

         The number of authorized shares of the class of Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the Common Shares entitled to vote, without a vote of the holders of the Undesignated Preferred Stock.


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         The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.


                         A. UNDESIGNATED PREFERRED STOCK

         Subject to any limitations prescribed by law, the Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Any action by the Board of Directors or any authorized committee thereof under this Part A shall require the affirmative vote of a majority of the directors then in office or a majority of the members of such committee. The Board of Directors or any authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each series of Undesignated Preferred Stock to the fullest extent permitted by law:

                  (a) The distinctive serial designation and the number of shares constituting such series;

                  (b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

                  (c) The voting powers, full or limited, if any, of the shares of such series;

                  (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

                  (e) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;


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                  (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                  (h) The price or other consideration for which the shares of such series shall be issued;

                  (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Undesignated Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

                  (j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.


                                B. COMMON SHARES

         Section 1. General. Except as otherwise expressly provided herein, all shares of Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

         Section 2. Voting. Each holder of record shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation. The holders of Class B Common Stock shall not have any right to vote, except as required under applicable law and, except as required by law, the holders of Common Stock and Class B Common Stock shall vote together as a single class on all matters as to which holders of Class B Common Stock are entitled to vote as set forth herein. Except as required by law or as set forth herein, the holders of Common Shares (to the extent permitted by this Section 2) and Undesignated Preferred Stock (to the extent permitted by Part A hereof) shall vote together as a single class on all matters submitted to the stockholders for a vote.

         Section 3. Dividends. Subject to applicable law, the holders of Common Shares shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, with each share of Common Stock and each share of Class B Common Stock sharing share-for-share in such dividends (with each share of Class B Common Stock being equal to the number of shares of Common Stock into which it would then be convertible on the record date for such dividend)

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except that if dividends are declared which are payable in shares of Common
Stock or Class B Common Stock, dividends shall be declared which are payable at the equivalent rate in both classes of stock and the dividends payable in shares of Common Stock shall be payable to the holders of that class of stock and the dividends payable in shares of Class B Common Stock shall be payable to the holders of that class of stock.

         Section 4. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Undesignated Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Shares shall be entitled to share ratably (with each share of Class B Common Stock being equal to the number of shares of Common Stock into which it would then be convertible on the effective date of such Liquidation Event) in the remaining assets of the Corporation available for distribution.

         Section 5.  Conversion of Class B Common Stock.

                  (a) Right to Convert. Subject to and upon compliance with the provisions of this Section 5, each share of Class B Common Stock shall be convertible, at the option of the holder thereof, into fully paid and non-assessable shares of Common Stock at the rate of one share of Common Stock for each share of Class B Common Stock so converted (the "Class B Common Conversion Rate"); provided, that such conversion is not inconsistent with any regulation, rule or other requirement of any governmental authority applicable to such holder at the time of such conversion, as evidenced by a certificate of such holder upon which the Corporation shall be entitled to rely absolutely, and which holder will indemnify the Corporation for any losses, costs or expenses arising from the Corporation's reliance on such certificate.

                  (b) Notice of Conversion. Each holder of Class B Common Stock shall be entitled to convert shares of Class B Common Stock if such holder provides a written request for conversion to the Corporation at least ten (10) business days prior to the date on which such holder desires to convert his Class B Common Stock stating the date on which such holder desires to convert his Class B Common Stock, which notice shall be binding and irrevocable on the holder and, to the extent the holder otherwise complies with the provision of this Section 5, the Corporation. No share or shares of the Class B Common Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Class B Common Stock accordingly.

                  (c) Surrender of Certificates. Each conversion of shares of Class B Common Stock into shares of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted, duly assigned or

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endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Common Shares or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Class B Common Stock by the Corporation together with written notice by the holder of such Class B Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common Stock represented by such certificate, into Common Stock, which notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Common Stock shall be issued and shall include instructions for delivery thereof. Upon surrender of a certificate representing Class B Common Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Class B Common Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Class B Common Stock which shall not have been converted. If the certificate or certificates for Common Stock are to be issued in a name other than the name of the registered holder of the stock surrendered for conversion, the Corporation shall not be obligated to issue or deliver any certificate unless and until the holder of the stock surrendered has paid to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or has established to the satisfaction of the Corporation that such tax has been paid.

                  (d) Effective Date of Conversion. Such conversion shall be deemed to have been effected as of the later of (i) the close of business on the date on which such certificate or certificates shall have been surrendered or
(ii) the date on which the holder shall have fully complied with the provisions of this Section 5, and at such time the rights of the holder of such Class B Common Stock (or specified portion thereof) as to such converted shares shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  (e) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class B Common Stock, such number of shares of Common Stock as are issuable upon the conversion of all outstanding shares of Class B Common Stock.


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         Section 6.  Adjustments.

                  (a) Changes in Common Stock. In the event the Corporation shall (i) pay a dividend in or make a distribution in shares of Common Stock,
(ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of the Corporation, the Class B Common Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Class B Common Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or have been entitled to receive after the happening of any of the events described above had such share of Class B Common Stock been converted on or immediately prior to the record date for such dividend or the effective date of such subdivision, combination or reclassification, as the case may be.

                  (b) Changes in Class B Common Stock. In the event that the Corporation shall (i) pay a dividend in or make a distribution in shares of its Class B Common Stock, (ii) subdivide its outstanding shares of Class B Common Stock, (iii) combine its outstanding shares of Class B Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Class B Common Stock any shares of the Corporation, the Class B Common Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Class B Common Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or have been entitled to receive after the happening of any of the events described above had such share of Class B Common Stock been converted on or immediately prior to the record date for such dividend or the effective date of such subdivision, combination or reclassification, as the case may be.

                  (c) General. An adjustment made pursuant to this Section 6 shall become effective immediately after the record date (in the case of a dividend or distribution in shares of capital stock) and shall become effective immediately after the effective date (in the case of a subdivision, combination or reclassification). No adjustment in accordance with this Section 6 shall be required unless such adjustment would require an increase or decrease in any conversion rate of at least 0.1%; provided, however, that any adjustments which by reason of this clause are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         Section 7. Notices. In the event that the Corporation provides any notice, report or statement to the holders of Common Stock or Class B Common Stock (in their capacity as such), the Corporation shall at the same time provide a copy of any such notice, report or statement to each record holder of outstanding Class B Common Stock and each record holder of Common Stock.


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                                    ARTICLE V

                               STOCKHOLDER ACTION

         Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.


                                   ARTICLE VI

                                    DIRECTORS

         Section 1.  General.

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

         Section 2.  Election of Directors.

         Election of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

         Section 3.  Terms of Directors.

         The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. At each annual meeting of stockholders, Directors shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the next annual meeting of stockholders held. The Directors so elected shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

         Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Restated Certificate of Incorporation, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation and any certificate of designations applicable thereto.

         During any period when the holders of any series of Undesignated Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article

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IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Undesignated Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Undesignated Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.

         Section 4. Vacancies.

         Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. No decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

         Section 5. Removal.

         Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Director. At least thirty (30) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting.


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                                   ARTICLE VII

                             LIMITATION OF LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a director at the time of such repeal or modification.


                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

         Section 1. Amendment by Directors

         Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

         Section 2. Amendment by Stockholders

         The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the total votes eligible to be cast on such amendment or repeal by the holders of voting stock, voting together as a single class.


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                                   ARTICLE IX

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to amend or repeal this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Restated Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Restated Certificate of Incorporation or by law, the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Restated Certificate of Incorporation; provided, however, that the affirmative vote of not less than 80% of the total votes eligible to be cast by holders of voting stock, voting together as a single class, shall be required to amend or repeal any of the provisions of Article V, Article VI, Article VII or Article IX of this Restated Certificate of Incorporation.


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         I, William J. Nutt, President and Chief Executive Officer of the
Corporation, for the purpose of restating the Corporation's Amended and Restated Certificate of Incorporation pursuant to the General Corporation Law of the state of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed on behalf of the Corporation this ___ day of November, 1997.


                                         ------------------------------
                                         William J. Nutt
                                         President and Chief Executive Officer




ATTEST:


------------------------------
Name: Nathaniel Dalton
Title:   Secretary




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